Exhibit 1.1
EXECUTION VERSION
HOLLY ENERGY PARTNERS, L.P.
Common Units

Underwriting Agreement
November 3, 2009
Goldman, Sachs & Co.
UBS Securities LLC
     As representatives of the several Underwriters
     named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
and
c/o UBS Securities LLC
299 Park Avenue, 36th Floor
New York, New York 10171
Ladies and Gentlemen:
     Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners” or the “Partnership”) proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 1,900,000 common units (the “Firm Units”) and, at the election of the Underwriters, up to 285,000 additional common units (the “Optional Units”), in each case representing limited partner interests (“Common Interests”) of the Partnership (the Firm Units and the Optional Units that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Common Units”).
     1. The Partnership represents and warrants to, and agrees with, each of the Underwriters that:
     (a) A registration statement on Form S-3 (File No 333-155537) (the “Initial Registration Statement”) in respect of the Common Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you as representatives on behalf of the Underwriters (the “Representatives”), and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed, or transmitted for filing, with the Commission (other than (i) prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to you and (ii) documents incorporated by reference therein); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Common Units, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Common Units filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Common Units that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Common Units filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Common Units filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Partnership filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Common Units is hereinafter called an “Issuer Free Writing Prospectus”);
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (c) For the purposes of this Agreement, the “Applicable Time” is 8:45 AM (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on

Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;
     (e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein;
     (f) Neither the Partnership nor any of the Subsidiaries (as defined below) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the general affairs, management, financial position, partners’ or stockholders’ equity or results of operations of the Partnership and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;
     (g) Holly Energy Partners—Operating, L.P., a Delaware limited partnership (the “Operating Partnership”) and the Subsidiaries, as the case may be, have good and indefeasible title to all real property and good title to all personal property described in the Pricing Prospectus as owned by the Operating Partnership and the Subsidiaries, as the case may be, free and clear of all (A) liens and security interests or (B) other claims and other encumbrances (other than liens or security interests) except (i) as provided in the Credit Agreement (as defined below), mortgages and deeds of trust granted in favor of Alon USA, LP, a Texas limited partnership, and Holly Corporation, a Delaware corporation, in connection with the use of pipelines and/or terminals by those entities or their affiliates, or as otherwise described, and subject to the limitations contained, in the Pricing Prospectus or (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Prospectus, provided that, with respect to any real property and buildings held under lease by the Operating Partnership and the other Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Operating Partnership and the other Subsidiaries, taken as a whole, as they have been used in the past as described in the Pricing Prospectus and are proposed to be used in the future as described in the Pricing Prospectus;
     (h) The Partnership and each Subsidiary (as such term is defined below) (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate, limited liability company, partnership, or other power and authority necessary to own its property and carry on its business as now being conducted and proposed to be conducted in the future as described in the Pricing Prospectus; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, in each case in all material respects as described in the Pricing Prospectus, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means a material adverse effect on the business, condition (financial or other), result of operations, properties or prospects of the Partnership and the Subsidiaries, taken as a whole;
     (i) HEP Logistics Holdings, L.P., a Delaware limited partnership (the “General Partner”), (A) has been duly formed and is validly existing and in good standing as a limited partnership under the laws of the State of Delaware; (B) has all requisite partnership power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At the date hereof and on each Time of Delivery, the General Partner will be the sole general partner of the Partnership;
     (j) Holly Logistic Services, L.L.C., a Delaware limited liability company (“GP L.L.C.”), (A) has been duly formed and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (B) has all requisite limited liability company power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. At the date hereof and at each Time of Delivery, GP L.L.C. will be the sole general partner of General Partner;
     (k) The issued and outstanding limited partner interests of the Partnership consist of the common units, subordinated units and incentive distribution rights as set forth in the Pricing Prospectus. All of the Partnership’s outstanding common units, subordinated units and incentive distribution rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership’s First Amended and Restated Agreement of Limited Partnership dated as of July 13, 2004, as amended (the “Partnership Agreement”), and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) and as otherwise described in the Pricing Prospectus);
     (l) All of the issued and outstanding partnership interests of the General Partner have been duly authorized and validly issued and are fully paid (to the extent required under the General Partner’s partnership agreement) and the limited partner interests in the General Partner are nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the DRULPA and as otherwise described in the Pricing Prospectus);
     (m) All of the issued and outstanding membership interests of GP L.L.C. have been duly authorized and validly issued, are fully paid (to the extent required under the limited liability company agreement of GP L.L.C.) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 17-804 of the Delaware Limited Liability Act (the “Delaware LLC Act”) and as otherwise described in the Pricing Prospectus);
     (n) Attached as Schedule III is a true and complete list of each entity in which the Partnership has a direct or indirect majority equity or voting interest (each a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid (to the extent required by such Subsidiary’s limited liability company or partnership agreement) and (except (i) as such nonassessability may be affected by the Delaware LLC Act or the DRULPA and (ii) with respect to any general partner interests) nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Pricing Prospectus, are owned, directly or indirectly through Subsidiaries, by the Partnership free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions and security interests granted pursuant to the Amended and Restated Credit Agreement, dated as of August 27, 2007, as amended by the Agreement and Amendment No. 1 to Amended and Restated Credit Agreement, dated as of February 25, 2008 and Amendment No. 2 to Amended and Restated Credit Agreement, dated as of September 8, 2008 (as so amended, the “Credit Agreement”), each among the Operating Partnership, the Subsidiaries party thereto as guarantors and the financial institutions party thereto). Except as set forth in the Pricing Prospectus, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Partnership or any of the Subsidiaries;
     (o) Other than as set forth on Schedule III, the Partnership and its Subsidiaries do not own, and at each Time of Delivery, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. The General Partner, HEP Logistics GP, L.L.C. (“OLP GP”) and GP L.L.C. do not own, and at each such Time of Delivery will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity other than their respective partnership interests in the Partnership, the Operating Partnership and the General Partner;
     (p) This Agreement has been duly authorized, executed and delivered by the Partnership, General Partner and GP LLC. The Partnership has all requisite power and authority to issue, sell and deliver the Common Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement. At each Time of Delivery, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the Partnership, the General Partner, GP LLC, the Operating Partnership, OLP GP (the “Holly Parties”) or the Subsidiaries or any of their stockholders, members or partners for the authorization, issuance, sale and delivery of the Common Units and the consummation of the transactions contemplated hereby, shall have been validly taken;
     (q) Neither the Partnership nor any Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (B) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (B) or (C), would, if continued, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement to which any of the Partnership or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect;
     (r) The offering, issue and sale by the Partnership of the Common Units and the compliance by the Partnership with this Agreement and the consummation of the transactions contemplated hereby does not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of the Partnership or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having authority over the Partnership or any Subsidiary or any of their properties in a proceeding to which any of them or their property is a party or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Partnership or any Subsidiary, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

     (s) No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required for the offering, issuance and sale by the Partnership of the Common Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation by the Partnership of the transactions contemplated hereby, except (i) for such consents, approvals and similar authorizations required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws and (ii) for such consents which, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
     (t) The public accountants whose reports appear or are incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus are independent public accountants with respect to the Partnership within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. The historical financial statements (including the notes thereto) included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated combined financial position, results of operations, cash flows and changes in partner’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that the interim financial statements do not include full footnote disclosure. The financial information set forth under the captions “Summary — Summary historical financial and operating data” and “Selected historical financial and operating data” included in or incorporated by reference in the Pricing Prospectus have been prepared on a basis consistent with that of the audited and unaudited financial statements from which it is derived. Since the date as of which information is given in the Pricing Prospectus, except as set forth or contemplated in the Pricing Prospectus, (A) neither the Partnership nor any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business and (B) there has been no dividend or distribution of any kind declared, paid or made by the Partnership on any of its equity interests;
     (u) Except as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Partnership or any Subsidiary is a party or of which any property of the Partnership or any Subsidiary is the subject which, if determined adversely to the Partnership or any Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the best of the Partnership’ knowledge, no such proceedings are threatened;
     (v) No labor dispute with the employees of the Partnership or any Subsidiary exists or, to the knowledge of the Partnership, is imminent that is reasonably likely to result in a Material Adverse Effect;
     (w) Except as disclosed in the Pricing Prospectus, the Partnership and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct, including the transport of, concerning any Hazardous Material (as defined below) (“Environmental Laws”), (ii) have received, and maintain in full force and effect, all Permits (as defined below) required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with the terms and conditions of any such Permits, and (iv) to the knowledge of the Partnership, do not have any liability in connection with either noncompliance with Environmental Laws or with the release into the environment of any Hazardous Materials, except where such noncompliance with the Environmental Laws, failure to receive required Permits, failure to comply with the terms and conditions of such Permits or liability in connection with such noncompliance or releases, would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law;
     (x) Each of the Partnership and its Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authority (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Pricing Prospectus, subject to such qualifications as may be set forth in the Pricing Prospectus and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership and its Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Pricing Prospectus; and except as described in the Pricing Prospectus, none of the Permits contains any restriction that is materially burdensome to the Partnership and the Subsidiaries, taken as a whole;
     (y) The Operating Partnership and the other Subsidiaries have such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Prospectus, except for (A) qualifications, reservations and encumbrances which would not reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Prospectus to be conducted and (B) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Prospectus to be conducted; other than as set forth, and subject to the limitations contained, in the Pricing Prospectus, each of the Partnership and its Subsidiaries has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect upon the ability of the Partnership and its Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Pricing Prospectus to be conducted; and, except as described in the Pricing Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership and its Subsidiaries, taken as a whole;

     (z) The Partnership and the Subsidiaries have filed (or have obtained extensions with respect to) all federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and have timely paid all taxes shown to be due pursuant to such returns, other than those (A) which, if not paid, would not reasonably be expected to have a Material Adverse Effect or (B) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles;
     (aa) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Our Common Units”, insofar as they purport to constitute a summary of the terms of the Common Units, under the caption “Certain United States Federal Income Tax Considerations”, and under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;
     (bb) The Partnership is not and, after giving effect to the offering and sale of the Common Units and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;
     (cc) At the earliest time after the filing of the Initial Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Common Units, the Partnership was not an “ineligible issuer” as defined in Rule 405 under the Act;
     (dd) The Partnership and the Subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13(a)-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Partnership’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Partnership’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Partnership is not aware of any material weaknesses in its internal controls over financial reporting;
     (ee) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting;
     (ff) The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Partnership and the Subsidiaries is made known to the Partnership’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;
     (gg) Except as described in the section entitled “Underwriting” in the Pricing Prospectus, there are no contracts, agreements or understandings between the Partnership or any Subsidiary and any other person other than the Underwriters pursuant to this Agreement that would give rise to a valid claim against the Partnership, any Subsidiary or any of the

Underwriters for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Common Units;
     (hh) The Partnership and the Subsidiaries maintain, or are entitled to the benefits of, insurance in such amounts and covering such risks as the Partnership reasonably believes is adequate for the conduct of the business of the Partnership and the Subsidiaries. None of the Partnership or the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at each Time of Delivery; and
     (ii) The Partnership will be treated as a partnership for U.S. federal income tax purposes.
     Each certificate signed by any officer of the Partnership and delivered to the Underwriters or counsel for the Underwriters pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered by such certificate.
     The Partnership acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 8 of this Agreement, counsel to the Partnership and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and the Partnership hereby consent to such reliance.
     2. Subject to the terms and conditions herein set forth, the Partnership agrees (a) to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at a purchase price per common unit of $34.30, the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Units as provided below, the Partnership agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, at the purchase price per unit set forth in clause (a) of this Section 2, that portion of the number of Optional Units as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional units) determined by multiplying such number of Optional Units by a fraction, the numerator of which is the maximum number of Optional Units which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Units that all of the Underwriters are entitled to purchase hereunder.
     The Partnership hereby grants to the Underwriters the right to purchase at their election up to 285,000 Optional Units, at the purchase price per unit set forth in the paragraph above, provided that the purchase price per Optional Unit shall be reduced by an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Optional Units. Any such election to purchase Optional Units may be exercised only by written notice from you to the Partnership, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Units to be purchased and the date on which such Optional Units are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Partnership otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Units, the several Underwriters propose to offer the Firm Units for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Common Units to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty eight hours’ prior notice to the Partnership shall be delivered by or on behalf of the Partnership to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”) or its designated custodian, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Partnership to Goldman, Sachs & Co. at least forty-eight hours in advance. The Partnership will cause the certificates representing the Common Units to be made available to Goldman, Sachs & Co. for checking and packaging at least twenty-four hours prior to the applicable Time of Delivery at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall, with respect to the Firm Units, be 9:30 a.m., New York City time, on November 6, 2009 or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing, and, with respect to the Optional Units, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. to the Partnership, or such other time and date as Goldman, Sachs & Co. and the Partnership may agree upon in writing. Such time and date for delivery of the Firm Units is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Units, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date of delivery is herein called a “Time of Delivery.”
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Common Units and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York, 10022 (the “Closing Location”), and the Common Units will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location (unless the parties hereto mutually agree to hold such meeting via teleconference) at 6:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close. Each Time of Delivery, Closing Location and the form of payment for the Common Units may be varied by mutual agreement among the Underwriters and the Partnership.
     5. The Partnership covenants and agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Partnership with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Common Units; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Common Units, of the suspension of the qualification of the Common Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Common Units for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Common Units, provided that in connection therewith the Partnership shall not be required to qualify as a foreign partnership or to file a general consent to service of process in any jurisdiction;
     (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Common Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Common Units at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Partnership and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Partnership, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Partnership that are substantially similar to the Common Units, including but not limited to any options or warrants to purchase Common Interests or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Interests or any such substantially similar securities (other than pursuant to employee unit option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC; provided, however, that the foregoing restriction shall not apply to (i) the issuance of 1,373,609 common units representing Common Interests to Sinclair Tulsa Refining Company pursuant to the terms of that certain Asset Sale and Purchase Agreement, dated October 19, 2009, by and between Holly Refining & Marketing-Tulsa LLC, HEP Tulsa LLC (a Subsidiary of the Partnership) and Sinclair Tulsa Refining Company and (ii) issuances of equity pursuant to the Partnership’s employee benefit plans existing on the date hereof;
     (f) If the Partnership elects to rely upon Rule 462(b), the Partnership shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Partnership shall at the time of filing either pay the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;
     (g) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Partnership’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Common Units (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;
     (h) To use the net proceeds received by it from the sale of the Common Units in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and
     (i) To use its best efforts to list, subject to notice of issuance, the Common Units on the New York Stock Exchange (the “Exchange”).
     6. (a) (i) The Partnership represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Common Units that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
          (ii) each Underwriter represents and agrees that, without the prior consent of the Partnership and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Common Units that would constitute a free writing prospectus; and
          (iii) any such free writing prospectus the use of which has been consented to by the Partnership and Goldman, Sachs & Co. is listed on Schedule II(a) hereto;
     (b) The Partnership has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and
     (c) The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by an Underwriter through Goldman, Sachs & Co. expressly for use therein.
     7. The Partnership covenants and agrees with the several Underwriters that the Partnership will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Common Units under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, any Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Common Units; (iii) all expenses in connection with the qualification of the Common Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) any filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required reviews by the National Association of Securities Dealers, Inc. of the terms of the sale of the Common Units; (v) the cost of preparing certificates for the Common Units; (vi) the cost and charges of any transfer agent or registrar or disbursing agent for cash distributions; (vii) all fees and expenses in connection with listing the Common Units on the Exchange; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Common Units by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Common Units to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Partnership herein are, at and as of such Time of Delivery, true and correct, the condition that the Partnership shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; if the Partnership has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission;

and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a draft of each such opinion is attached as Annex II(a) hereto), dated such Time of Delivery in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Fulbright & Jaworski L.L.P., counsel for the Partnership, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you;
     (d) Denise C. McWatters, general counsel of the Partnership shall have furnished to you her written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance satisfactory to you;
     (e) On the date of the Prospectus, immediately upon the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of such Time of Delivery is attached as Annex I(b) hereto);
     (f) (i) Neither the Partnership nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Partnership or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, partners’ or stockholders’ equity or results of operations of the Partnership or any of its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Units on the terms and in the manner contemplated in the Prospectus;
     (g) On or after the Applicable Time, there shall not have been any decrease in the rating of any debt of the Partnership or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change;
     (h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Partnership’s Common Units on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Texas State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Common Units being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i) The Common Units at each Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;
     (j) The Partnership shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (k) The Partnership shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Partnership satisfactory to you, as to the accuracy of the representations and warranties of the Partnership herein at and as of such Time of Delivery, as to the performance by the Partnership of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (g) and (h) of this Section and as to such other matters as you may reasonably request;
     (l) The Underwriters shall have been furnished with written instructions for the application of the proceeds of the Common Units in accordance with this Agreement and such other information as they may reasonably request; and
     (m) The Partnership shall have obtained and delivered to you executed copies of an agreement from (i) Holly Corporation, (ii) the General Partner (iii) Holly Energy Partners — Operating, L.P., (iv) HEP Logistics GP, L.L.C., (v) GP L.L.C. and (vi) each member of the board of directors and each executive officer of GP L.L.C., in each case substantially in the form of Annex III hereto.
     9. (a) The Partnership will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

     (b) Each Underwriter will indemnify and hold harmless the Partnership against any losses, claims, damages or liabilities to which the Partnership may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Partnership for any legal or other expenses reasonably incurred by the Partnership in connection with investigating or defending any such action or claim as such expenses are incurred.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other from the offering of the Common Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Common Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (e) The obligations of the Partnership under this Section 9 shall be in addition to any liability which the Partnership may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of GP L.L.C. and to each person, if any, who controls the General Partner, GP L.L.C. or the Partnership within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Common Units which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Common Units on the terms contained herein. If within thirty six hours after such default by any Underwriter you do not arrange for the purchase of such Common Units, then the Partnership shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to you to purchase such Common Units on such terms. In the event that, within the respective prescribed periods, you notify the Partnership that you have so arranged for the purchase of such Common Units, or the Partnership notifies you that it has so arranged for the purchase of such Common Units, you or the Partnership shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Partnership agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Common Units.
     (b) If, after giving effect to any arrangements for the purchase of the Common Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Common Units which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Common Units to be purchased at such Time of Delivery, then the Partnership shall have the right to require each non-defaulting Underwriter to purchase the number of Common Units which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Common Units which such Underwriter agreed to purchase hereunder) of the Common Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Common Units of a defaulting Underwriter or Underwriters by you and the Partnership as provided in subsection (a) above, the aggregate number of such Common Units which remains unpurchased exceeds one-eleventh of the aggregate number of all the Common Units to be purchased at such Time of Delivery, or if the Partnership shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Common Units of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Partnership to sell the Optional Units) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Partnership, except for the expenses to be borne by the Partnership and the Underwriters as provided in Section 7 hereof and the indemnity and contribution in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Partnership and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Partnership, or any officer or director of GP L.L.C. or controlling person of the General Partner, GP L.L.C. or the Partnership, and shall survive delivery of and payment for the Common Units.
     12. If this Agreement shall be terminated pursuant to Section 8(h)(i), (iii), (iv) or (v) or Section 10 hereof, the Partnership shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Common Units are not delivered by or on behalf of the Partnership as provided herein, the Partnership will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Common Units not so delivered, but the Partnership shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given jointly by Goldman, Sachs & Co. and UBS Securities LLC as the Representatives, except as otherwise provided herein. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Goldman, Sachs & Co. at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department and UBS Securities LLC at 299 Park Avenue, 36th Floor, New York, New York 10171; and if to the Partnership shall be delivered or sent by mail, telex or facsimile transmission to the address of the Partnership set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Partnership by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the General Partner, GP L.L.C. and the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Partnership and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Partnership and each person who controls the Partnership or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Common Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. The Partnership acknowledges and agrees that (i) the purchase and sale of the Common Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Partnership, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Partnership on other matters) or any other obligation to the Partnership except the obligations expressly set forth in this Agreement and (iv) the Partnership has consulted its own legal and financial advisors to the extent deemed appropriate by it. The Partnership agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     19. The Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Partnership is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Partnership relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

     If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Partnership for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P.
its general partner

By: Holly Logistic Services L.L.C.,
its general partner

By:	/s/ Bruce R. Shaw
	Name:	Bruce R. Shaw
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof on their own behalf
and as Representatives of the several Underwriters
listed on Schedule I:

Goldman, Sachs & Co.
By:	/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

UBS Securities LLC
By:	/s/ Amit Jhunjhunwala
	Name/Title	Amit Jhunjhunwala, Director

By:	/s/ Stephen Perich
	Name/Title	Stephen Perich, Associate Director

[Signature Page To Underwriting Agreement]

SCHEDULE I

Number of
Firm Units
Underwriter	to be Purchased
Goldman, Sachs & Co	893,000
UBS Securities LLC	893,000
SMH Capital Inc	114,000

Total	1,900,000

SCHEDULE II
a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:
     None.
b) Additional Documents Incorporated by Reference:
     None.
c) Materials other than the Pricing Prospectus that comprise the Pricing Disclosure Package:
     Public offering price per Firm Unit: $35.78

SCHEDULE III

Jurisdiction of
Subsidiary	Organization	Equity Holder and % Held by Each
HEP Fin-Tex/Trust-River, L.P.	Texas	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Logistics GP, L.L.C.	Delaware	Holly Energy Partners, L.P. (100%)

HEP Mountain Home, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Navajo Southern, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Pipeline Assets, Limited Partnership	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Pipeline GP, L.L.C. (0.001% general partner)

HEP Pipeline GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Refining Assets, L.P.	Delaware	Holly Energy Partners—Operating, L.P. (99.999% limited partner)

HEP Refining GP, L.L.C. (0.001% general partner)

HEP Refining GP, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP SLC, LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Tulsa LLC	Delaware	Holly Energy Partners—Operating, L.P. (100%)

HEP Woods Cross, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Holly Energy Finance Corp.	Delaware	Holly Energy Partners, L.P. (100%)

Holly Energy Partners—Operating, L.P.	Delaware	Holly Energy Partners, L.P. (99.999% limited partner)

HEP Logistics GP, L.L.C. (0.001% general partner)

Lovington-Artesia, L.L.C.	Delaware	Holly Energy Partners—Operating, L.P. (100%)

Rio Grande Pipeline Company	Texas	HEP Navajo Southern, L.P. (70%)

Amoco Rio Grande Pipeline Company (30%)

ANNEX I
DESCRIPTION OF COMFORT LETTER
See attached.

ANNEX I(a)
COMFORT LETTER — EXECUTED COPY
See attached.

ANNEX I(b)
DESCRIPTION OF POST-EFFECTIVE AMENDMENT AND
CLOSING DATE COMFORT LETTER
See attached.

ANNEX II(a)
FORM OF OPINION OF COUNSEL TO THE UNDERWRITERS
See attached.

ANNEX II(b)
FORM OF OPINION OF COUNSEL TO THE PARTNERSHIP
See attached.

ANNEX II(c)
FORM OF OPINION OF GENERAL COUNSEL FOR THE PARTNERSHIP
See attached.

ANNEX III
FORM OF LOCK-UP AGREEMENT
Holly Energy Partners, L.P.
Lock-Up Agreement
November [_], 2009
Goldman, Sachs & Co.
UBS Securities LLC
As representatives of the several Underwriters
named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004
and
c/o UBS Securities LLC
299 Park Avenue, 36th Floor
New York, New York 10171
Re:    Holly Energy Partners — Lock-Up Agreement
     Ladies and Gentlemen:
     The undersigned understands that you, as representatives, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule 1 to such agreement (collectively, the “Underwriters”), with Holly Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), providing for a public offering of common units (the “Common Units”) representing limited partner interests of the Partnership (“Common Interests”) pursuant to a Registration Statement on Form S-3 filed with and declared effective by the Securities and Exchange Commission (the “SEC”).
     In consideration of the agreement by the Underwriters to offer and sell the Common Units, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Common Units and continuing to and including the date 90 days after the date of such final Prospectus, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Interests, or any options or warrants to purchase any Common Interests, or any securities convertible into, exchangeable for or that represent the right to receive Common Interests, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Interests”). For the avoidance of doubt, the foregoing shall not be deemed to prohibit the undersigned from causing or permitting the Partnership to issue Common Units to Sinclair Tulsa Refining Company pursuant to that certain Asset Sale and Purchase Agreement, dated October 19, 2009 by and between Holly Refining & Marketing — Tulsa LLC, HEP Tulsa LLC and Sinclair Tulsa Refining Company.

     The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Interests even if such Common Interests would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Interests or with respect to any security that includes, relates to, or derives any significant part of its value from such Common Interests.
     Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Interests (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned [or the immediate family of the undersigned]i, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. and UBS Securities LLC on behalf of the Underwriters. [For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.]ii [In addition, notwithstanding the foregoing, the undersigned may transfer the capital stock of the Partnership to any wholly-owned subsidiary; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.]iii The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Interests, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the Undersigned’s Interests except in compliance with the foregoing restrictions.
     [Notwithstanding the foregoing, the undersigned may sell the Undersigned’s Interests in connection with the payment of taxes for the vesting of grants or awards of units to the undersigned.]iv
     The undersigned understands that the Partnership and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns, as applicable.

Very truly yours,

Exact Name of Interestholder

Authorized Signature

Title

[i]	To be included in Lock-Up Agreements signed by natural persons and otherwise deleted.

ii	To be included in Lock-Up Agreements signed by natural persons and otherwise deleted.

iii	To be included in the Lock-Up Agreement signed by each of (i) Holly Corporation, (ii) HEP Logistics Holdings, L.P., (iii) Holly Energy Partners – Operating, L.P., (iv) HEP Logistics GP, L.L.C. and (v) Holly Logistics Services, L.L.C., and otherwise deleted.

iv	To be included in Lock-Up Agreements signed by natural persons and otherwise deleted.